Exhibit 99.1

News Release

For Immediate Release

August 30, 2012

Contact:            Joseph G. Sawyer, Senior Vice President & Chief Financial Officer or

Robin D. Brown, Senior Vice President & Director of Marketing

(803) 951- 2265

First Community Corporation Announces Repurchase of Preferred Shares and Exit from the U.S. Treasury’s CPP/TARP Program

Lexington, SC, August 30, 2012 — First Community Corporation (Nasdaq:  FCCO), the holding company for First Community Bank, N.A., announced today that it has repurchased $3.78 million of its preferred stock from the U.S. Treasury through a modified Dutch auction process.  The closing date of the transaction was August 29, 2012.  This represents the repurchase of 3,780 shares of the original 11,350 shares of preferred stock sold by the company to the U.S. Treasury as part of the Capital Purchase Program (CPP) under the Troubled Asset Relief Program (TARP).  The remaining 7,570 shares were purchased in this same Dutch auction by third party investors unrelated to First Community.  The price was $982.83 per share, the highest price paid to date for a company in the Treasury auctions of shares in the CPP/TARP program.

Mike Crapps, President and CEO of First Community commented on the results of the auction by saying, “The repurchase of these shares represents an important next step for our company in the implementation of our capital plan.  We were pleased we were granted permission from our regulator to bid on all of our outstanding shares.  We understand that very few banks have been approved to do this and we believe this demonstrates the financial strength of our company.”  Crapps continued, “Although our desire was to repurchase all of our preferred shares offered in the auction, we believe the record price and the competitiveness of the bids speaks to the confidence of investors in the strength of our company and their belief in our business plan.”  Crapps concluded by saying, “Given the success of a recent common stock offering, our company is in the favorable position of being able to repurchase these shares through the Treasury auction, fund future expansion opportunities and still retain an extremely strong capital position that provides us with great flexibility. We look forward to the future with excitement for our company and its shareholders.”

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, N.A., a local community bank based in the midlands of South Carolina.  First Community Bank, N.A. operates eleven banking offices located in Lexington, Richland, Newberry and Kershaw counties in addition to First Community Financial Consultants, a financial planning/investment advisory division and Palmetto South Mortgage, a separate mortgage division.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company specifically. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.

The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Source:  First Community Corporation

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